Exhibit 99.1

Inphi Corporation Announces First Quarter 2012 Results

SANTA CLARA, Calif., April 24, 2012 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced financial results for its first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $20.2 million, compared with $21.5 million for the first quarter of 2011. The revenue in Q1 2012 is up 17% sequentially from the $17.3 million the company reported in the fourth quarter of 2011.

As reported under U.S. generally accepted accounting principles (GAAP), net loss for the first quarter of 2012 was $1.5 million, or ($0.05) per diluted common share, compared with GAAP net income of $2.4 million, or $0.08 per diluted common share, for the first quarter of 2011.

Gross margin on a GAAP basis for the first quarter of 2012 was 63.2% of revenue, compared with 65.6% of revenue for the first quarter of 2011.

Inphi reports net income (loss), gross margin, and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. A reconciliation of GAAP to non-GAAP net income, gross margin, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Revenue on a non-GAAP basis for the first quarter of 2012 was $20.9 million compared to $21.5 million for the first quarter of 2011. The $0.7 million adjustment to revenue in the first quarter of 2012 was due to the estimated settlement for a warranty claim that was several years old.

Gross margin on a non-GAAP basis for the first quarter of 2012 was 65.2% of revenue, compared with 65.8% of revenue for the first quarter of 2011.

Non-GAAP net income for the first quarter of 2012 was $1.0 million, or $0.03 per diluted common share. This compared with non-GAAP net income of $2.8 million, or $0.10 per diluted common share for the first quarter of 2011.

“I am pleased to report sequential revenue growth in my first quarter at Inphi and expect this trend to continue throughout the year,” said Ford Tamer, CEO. “After almost three months as the CEO of Inphi, I can say that I continue to be impressed with the strength of Inphi’s customer engagements, the depth of our relationships with ecosystem partners and the high quality of our team. I am enthusiastic about our prospects and where we will take Inphi as a company.”

Recent Highlights

•

Announced that load-reduced dual-inline memory modules (LRDIMMs) with Inphi’s Isolation Memory Buffer (iMB™) technology are available on HP ProLiant Generation 8 (Gen8) server systems based on the Intel Xeon Processor E5 family.

•	Partnered with Micron to conduct a live technology demonstration showcasing LRDIMMs at the Intel Developer Forum (IDF 2012 Beijing conference).

•	Showcased the industry’s first 100GbE CMOS Gearbox (GB) and 100GbE CMOS Clock Data Recovery (CDR) solutions at the OFC / NFOEC 2012 conference.

•

Announced the IN3214SZ, the industry’s first quad linear driver designed for linear transmitters to enable next-generation 100G/400G coherent systems to address the need for higher speed, higher performance networking infrastructure.

•	Announced the sampling of the IN3250TA, the industry’s first transimpedance amplifier (TIA) for 100G reconfigurable colorless networks.

Business Outlook

The following statements are based on our current expectations for the second quarter of 2012. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to increase sequentially in the range of 5-10% in the second quarter of 2012 as compared to the first quarter of 2012.

•	GAAP gross margin and non-GAAP gross margin are expected to continue to be in the range of 64-65%.

•	Stock-based compensation expense is expected to be in the range of $3.0 million to $3.2 million.

•

GAAP net loss is expected to be in the range of $0.6 million to $0.8 million, or ($0.02)—($0.03) loss per diluted common share on approximately 30 million diluted weighted average common shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $0.8 million and $1.3 million, or $0.02—$0.04 per diluted common share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss first quarter of 2012 results.

The call can be accessed by dialing 800-260-8140; international callers should dial 617-614-3672, participant passcode: 93325448. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter of 2012 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to expectations of our growth, our future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, anticipated benefits of our products, relationships with our customers and ecosystem partners, our future success, and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-tem purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$20,201	$21,504
Cost of revenue	7,424	7,387

Gross margin	12,777	14,117

Operating expenses:
Research and development	8,662	6,369
Sales and marketing	3,523	2,581
General and administrative	3,612	2,042

Total operating expenses	15,797	10,992

Income (loss) from operations	(3,020)	3,125
Other income	238	41

Income (loss) before income tax	(2,782)	3,166
Provision (benefit) for income tax	(1,270)	766

Net income (loss)	$(1,512)	$2,400

Earnings per share:
Basic	$(0.05)	$0.09

Diluted	$(0.05)	$0.08

Weighted-average shares used in computing earnings per share:
Basic	28,038,650	25,250,497
Diluted	28,038,650	29,290,541

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2012	2011
	(in thousands of dollars) (Unaudited)
Cost of revenue	$129	$41
Research and development	1,166	279
Sales and marketing	704	138
General and administrative	618	170

	$2,617	$628

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$29,366	$29,696
Short-term investments in marketable securities	90,421	89,283
Accounts receivable, net	10,444	9,358
Inventories	6,358	5,716
Deferred tax assets and other current assets	7,752	6,032

Total current assets	144,341	140,085
Property and equipment, net	10,010	9,566
Goodwill	5,875	5,875
Deferred tax assets and other assets	17,804	17,102

Total assets	$178,030	$172,628

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,809	$5,016
Accrued expenses and other current liabilities	5,324	3,745
Deferred revenue	2,265	1,929

Total current liabilities	13,398	10,690
Other liabilities	2,641	3,534

Total liabilities	16,039	14,224

Stockholders’ equity:
Common Stock	28	28
Additional paid-in capital	195,187	190,314
Accumulated deficit	(34,225)	(32,713)
Accumulated other comprehensive income	1,001	775

Total stockholders’ equity	161,991	158,404

Total liabilities and stockholders’ equity	$178,030	$172,628

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP net income (loss)	$(1,512)	$2,400
Adjusting items to GAAP net income (loss), net of tax:
Operating expenses related to stock-based compensation expense	1,573 (a)	449 (a)
Adjustment to revenue as a result of warranty claim	448 (b)	—
Legal expense and accrual of provisional costs	459 (c)	—

Non-GAAP net income	$968	$2,849

Shares used in computing non-GAAP basic earnings per share	28,038,650	25,250,497

Shares used in computing non-GAAP diluted earnings per share	29,760,728	29,290,541

Non-GAAP earnings per share:
Basic	$0.03	$0.11

Diluted	$0.03	$0.10

GAAP gross margin as a % of revenue	63.2%	65.6%
Stock-based compensation:
Cost of revenue	0.6%	0.2%
Adjustment to revenue as a result of warranty claim	1.4%	—

Non-GAAP gross margin as a % of revenue	65.2%	65.8%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects reduction in revenue as a result of warranty claim of a customer. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects legal expense and accrual of provisional costs with regard to employment and other related claims. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.